Exhibit 16.1



[GRAPHIC OMITTED]
Crowe(R)


April 25, 2006




Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549-7561


Dear Sirs/Madams:

We have read Item 4.01 of Pomeroy IT Solutions, Inc.'s Form 8-K dated April 25, 2006, and we agree with the statements made therein regarding us.


Very truly yours,




Crowe Chizek and Company LLC
Louisville, Kentucky